Exhibit 99.1

[Connolly & Company Letterhead]

April 30, 2020

To the Member of

ETF Managers Capital, LLC

Summit, NJ 07901

Due to operational issues at our firm and our client’s operational difficulties as a result of the COVID-19 pandemic, we need additional time to complete the audit procedures required to furnish our opinion and report. We concur with ETF Managers Capital, LLC that it is necessary for ETF Managers Group Commodity Trust I to file a report on Form 8-K to request the additional 45-day extension to file its current report on Form 8-K including the audited financial statements of ETF Managers Capital, LLC.

Very truly yours,

/s/ Connolly & Company, P.C.

Connolly & Company, P.C.